Adamis Pharmaceuticals Corporation S-3

Exhibit 5.1

October 5, 2020

Adamis Pharmaceuticals Corporation

11682 El Camino Real, Suite 300

San Diego, CA 92130

Gentlemen:

We have acted as counsel to Adamis Pharmaceuticals Corporation, a Delaware corporation (the "Company"), in connection with the registration of 8,700,000 shares (the “Warrant Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), under the Securities Act of 1933, as amended (the “Securities Act”), all of which may be sold by selling security holders (including their transferees, pledgees, donees or successors) as further described in the Company’s registration statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act (the “Registration Statement”), including a related prospectus to be filed with the Commission pursuant to Rule 424(b) of Regulation C (the "Prospectus") under the Securities Act, relating to the resale from time to time by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of the Warrant Shares in the manner set forth in the Registration Statement. The Warrant Shares consist of up to 8,700,000 shares of Common Stock that are issuable upon the exercise of outstanding warrants of the Company dated February 21, 2020 (the “Warrants”) and issued to the Selling Stockholders, as described in the Registration Statement.

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus; the Company's certificate of incorporation, as amended and restated to date, and all Certificates of Designation of Preferences, Rights and Limitations filed by the Company with the Delaware Secretary of State before the date of this opinion; the Company’s Bylaws as in effect on the date hereof; the Warrants and the related Securities Purchase Agreement dated February 21, 2020, entered into by and among the Company and the Selling Stockholders initially named in the Registration Statement; certain resolutions and minutes of meetings of the Board of Directors of the Company relating to the issuance of the Warrants, the Warrant Shares and the Registration Statement; and original or copies of such other documents as we have deemed to be relevant. We have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, certificates, and other instruments of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to matters of fact material to our opinions, we have relied, without independent verification, on certificates and other inquiries of officers of the Company. We have assumed without investigation the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof, the accuracy and completeness of all records made available to us by the Company, and that all offers and sales of the Warrant Shares will be made in compliance with the securities laws of the states having jurisdiction thereof. We have also assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) have become effective and will continue to be effective at the time of the resale of any Warrant Shares, (ii) if necessary, a prospectus supplement will have been prepared and filed with the Commission describing any Shares offered thereby or any Selling Stockholders, (iii) all Warrant Shares will be sold in the manner stated in the Registration Statement and, if necessary, the applicable prospectus supplement, and (iv) at the time of the offering, there will not have occurred any changes in the law affecting the authorization, execution, delivery, validity or enforceability of the Warrant Shares.

Our opinions below are expressed only with respect to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, as in effect on the date of this opinion letter, and we express no opinion as to the laws of any other jurisdiction.

Based upon the foregoing, and in reliance thereon, we are of the opinion that the Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and (i) when the Warrant Shares are issued upon exercise of the Warrants in accordance with the terms of the Warrants and (ii) following receipt by the Company of the consideration for the Warrant Shares specified in the Warrants, such Warrant Shares will be validly issued, fully paid and nonassessable.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Weintraub Tobin Chediak Coleman Grodin WEINTRAUB TOBIN CHEDIAK COLEMAN GRODIN